Exhibit 10.1

HELIOS AND MATHESON ANALYTICS INC.
Empire State Building
350 5th Avenue
New York, New York 10118

August 27, 2017

Hudson Bay Master Fund Ltd.

777 Third Avenue, 30th Floor

New York, NY 10017

Attention: Yoav Roth

Re:     Conditional Conversion of February Additional Note

Dear Sirs:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of February 7, 2017 (the “February SPA”), by and between Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (“you” or the “Investor”), pursuant to which you acquired, among other things, a senior secured convertible note (the “February Additional Note”) convertible into shares of Common Stock (as defined in the February SPA). Capitalized terms not defined herein shall have the meaning as set forth in the February SPA or the February Additional Note, as applicable.

The Investor hereby agrees to deliver to the Company on the date hereof, pursuant to Section 3(e) of the February Additional Note, a Conversion Notice effecting the immediate conversion of all outstanding Principal under the February Additional Note, equal to $2,500,000, plus all accrued unpaid interest thereon (such Principal amount and interest, collectively, the “February Conversion Amount”), at the Alternate Conversion Price which equals $3.00 per share as of the date hereof (the “February Note Conversion”, and such aggregate number of shares of Common Stock to be issued in such February Note Conversion, the “February Share Number”).

The Company hereby agrees that the Investor shall have the right, in its sole discretion, but not the obligation, at one or more times, by delivery of written notice to the Company given in accordance with Section 9(f) of the February SPA (each, an “Exchange Notice”), at any time from and after the date hereof until 5:00 p.m. Eastern Time on December 31, 2017 (the “Exchange Notice Deadline”), to effect an exchange (each such exchange is referred to herein as the “Share Exchange”, and collectively, the “Share Exchanges”) of shares of Common Stock in an aggregate number with respect to all Share Exchanges not to exceed the February Share Number (the “Exchange Shares”) for a new Senior Secured Convertible Promissory Note in the form of the February Additional Note (but replacing the Maturity Date thereunder with the date that is forty-five (45) days following the delivery date of the applicable Exchange Notice and removing any restrictions on conversion while the December Notes remain outstanding) (each such new Senior Secured Convertible Note is referred to herein as the “New Note”) with an aggregate principal amount equal to the product of the February Note Conversion Amount multiplied by a fraction, the numerator of which is the aggregate number of Exchange Shares being tendered to the Company in such Share Exchange and the denominator of which is the February Share Number. The Investor acknowledges and agrees that the Exchange Shares shall either be shares of Common Stock issued upon conversion of the February Additional Note or other shares of Common Stock which either (x) do not bear any restrictive legend under the 1933 Act, or (y) are eligible pursuant to Rule 144 of the 1933 Act to have such restrictive legend removed upon resale of such shares of Common Stock by the Investor. Each “Issuance Date” of a New Note, when issued, shall be the date you deliver the applicable Exchange Notice to the Company in accordance with Section 9(f) of the February SPA with respect to the Share Exchange relating to such New Note. The Investor shall have the right to substitute the Alternate Conversion Price of the New Note with the Alternate Conversion Price of the Company’s Series B Senior Secured Convertible Note issued to you on August 16, 2017 (the “Series B Note”). If the Company receives an Exchange Notice on or prior to the Exchange Notice Deadline, then as of the time the Company receives such Exchange Notice (x) you shall automatically and immediately be deemed to own the New Note related to such Exchange Notice, (y) the Company shall deliver a certificate evidencing such New Note to you no later than three (3) Trading Days following the Company’s receipt of such applicable Exchange Notice and (z) such New Note shall immediately be eligible for conversion (whether or not the Company shall have delivered the certificate evidencing such New Note to the Investor on or prior to the time of any such conversion). In the event of a Share Exchange, the applicable Exchange Shares shall be cancelled automatically on the books of the Company as of the date the Company receives the applicable Exchange Notice and the Investor shall take requisite action to return such Exchange Shares to the Company’s transfer agent for cancellation within three (3) Trading Days following delivery of the applicable Exchange Notice to the Company, provided that the Investor’s failure to take such requisite action to return such Exchange Shares to the Company’s transfer agent shall not affect the automatic cancellation of such shares on the Company’s books as of the date the Company receives the applicable Exchange Notice.

Each Share Exchange, when effected, shall be effected in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act. The Company acknowledges and agrees that (i) the Investor’s holding period of each New Note (and any shares of Common Stock issued upon conversion of the New Note) shall tack to the Investor’s holding period of the Exchange Shares for purposes of Rule 144, and (ii) any shares of Common Stock issued upon conversion of the New Note shall be available for resale immediately by the Investor without restriction under Rule 144, provided the Investor remains not an “affiliate” of the Company (as defined in Rule 144) at the time of such sale.

For the avoidance of doubt, the Investor shall have the right to effect one or more Share Exchanges and deliver one or more Exchange Notices and receive one or more New Notes, subject to and in accordance with the terms hereof.

The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date of this letter, file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this letter as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any letter, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

 The Company shall reimburse Kelley Drye & Warren LLP for all reasonable costs and expenses incurred by it in connection with preparing and delivering this letter (including, without limitation, all reasonable legal fees and disbursements in connection therewith).

Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

If you have any questions regarding the foregoing, please feel free to contact Ted Farnsworth at tfarnsworth@redzonemap.com.

Sincerely,

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

[Signature page to August 2017 Side Letter

Re Conditional Conversion of February Additional Note]

Agreed to and Acknowledged:

HUDSON BAY MASTER FUND LTD

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title: Authorized Signatory

[Signature page to August 2017 Side Letter

Re Conditional Conversion of February Additional Note]

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